Exhibit 107

Calculation of Filing Fee Tables

Form S-1

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(Form Type)

Array Technologies, Inc.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	13,894,800 (1)		$121,996,344 (2)	$0.0000927	$11,309.06

Fees Previously Paid	N/A	N/A	N/A	N/A		N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A	N/A		N/A	N/A	N/A	N/A

Total Offering Amounts						N/A		$11,309.06

Total Fees Previously Paid								N/A

Total Fee Offsets								N/A

Net Fee Due								$11,309.06

(1)

Comprised of 13,894,800 shares of common stock, par value $0.001 per share (“common stock”), of the registrant issued to the selling stockholders. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the common stock being registered for resale by the selling stockholders includes such indeterminate number of shares of common stock as may be issuable as a result of stock splits, dividends or similar transactions. The common stock is being registered pursuant to a registration rights agreement, dated as of January 11, 2022 (together with any joinder thereto from time to time, the “STI Registration Rights Agreement”), by and between the Company and the holders party thereto.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average of the high and low sale prices for our common stock on May 6, 2022, as reported on the NASDAQ Global Market, under the symbol “ARRY”.